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                             DAVIS, GRAHAM & STUBBS LLP
                          A LIMITED LIABILITY PARTNERSHIP
                                  ATTORNEYS AT LAW

                                     SUITE 4700

                              370 SEVENTEENTH STREET

                               DENVER, COLORADO 80202

                                    [LETTERHEAD]

   LESTER R. WOODWARD
   (303) 303-892-7392
lester.woodward@dgslaw.com



                                   August 28, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

             Re:   Financial Investors Trust (the "Trust"); Amendment to Form
                   N-1A


Dear Ladies and Gentlemen:

          Accompanying this letter for filing on behalf of the above-referenced Trust under Rule 485(b) of the Securities Act of 1933, as amended, is Post-Effective Amendment No. 11 to the Trust's Registration Statement on Form N-1A. This filing is the annual post-effective amendment for the Trust, which includes financial statements for the fiscal year ended April 30, 1998.

          The Trust is filing this Amendment pursuant to Rule 485(b) under the 1933 Act, to become effective upon filing. Pursuant to Rule 485(e) under the 1933 Act, we hereby confirm that this firm has reviewed the enclosed Amendment and that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

          Please contact the undersigned at 303-892-7392 with any questions concerning this certification.

                                       Very truly yours,


                                   /s/ Lester R. Woodward

                                       Lester R. Woodward
                                             for
                                       Davis, Graham & Stubbs LLP